UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 8, 2004

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Item 7.01 Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
Press Release
Press Release

Item 7.01 Regulation FD Disclosure

On September 8, 2004, Cash America International, Inc. (the “Company”) issued a press release regarding its expected earnings following the sale of its European businesses and its agreement to purchase the pawn operating assets of Camco, Inc. A copy of the press release is attached hereto as Exhibit 99.1.

On September 8, 2004, Cash America International, Inc. (the “Company”) issued a press release declaring a special dividend related to the sale of its European businesses. A copy of the press release is attached hereto as Exhibit 99.2.

Exhibits

99.1	Press release dated September 8, 2004, issued by Cash America International, Inc. regarding the sale of its European businesses and its agreement to purchase the pawn operating assets of Camco, Inc.

99.2	Press release dated September 8, 2004, issued by Cash America International, Inc. declaring a special dividend related to the sale of its European businesses.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: September 10, 2004	By:	/s/ Hugh A. Simpson
Hugh A. Simpson
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 8, 2004, issued by Cash America International, Inc. regarding the sale of its European businesses and its agreement to purchase the pawn operating assets of Camco, Inc.

99.2	Press release dated September 8, 2004, issued by Cash America International, Inc. declaring a special dividend related to the sale of its European businesses.

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